Exhibit 10.15

Electronic Supervision No.: 4107212015B00013

Land Use Right Assignment Contract

Prepared and produced by	Ministry of Land and Resources of the People's Republic of China State Administration for Industry and Commerce of the People's Republic of China

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Contract No.:

410721-CR-2015-0091-12684

Grant Contract of Use Right of State-Owned Construction Land

The Contract is signed by and between parties listed below:

Transferor: Xinxiang County Land Resources Bureau;

Contract Address: Building 3, Business Center, Xinxiang County;

Postal Code: 453700;

Tel: 03735085982;

Fax: 03735085963;

Opening Bank:                               /                              ;

Account Number:                               /                              .

Transferee: Eager Heavy Industry Ltd.;

Contract Address: No.1, Hongda Avenue, Guguzhai Town, Xinxiang County, Henan Province;

Postal Code: 453700;

Tel: 03735750000;

Fax: 03735757033;

Opening Bank:                               /                              ;

Account Number:                              /                              .

Chapter I General

Article 1 In Accordance with Property Law of the People’s Republic of China, Contract Law of the People’s Republic of China, Land Administration Law of the People’s Republic of China, Law of the People’s Republic of China on Urban Real Estate Administration and related administrative laws and regulations and land supply policies and regulations, both parties have entered into the Contract on the principle of equality, voluntariness, compensation, and honesty and credibility.

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Article 2 The ownership of transferred land is the People’s Republic of China. The Transferor shall transfer the use right of state-owned construction land subject to authorization by laws, and underground resources, buried properties shall not belong to scope of transfer of use right of the state-owned construction land.

Article 3 The Transferee has been entitled to the right of occupation, use, yield, and legal disposal of state-owned construction land which is obtained by laws and to construct buildings, structures and corresponding supporting facilities on the land according to law during term of transfer.

Chapter II Delivery of Transferred Land and Payment of transfer fee

Article 4 The transferred land parcel under the Contract is 2014-21, the total area of the land parcel is SEVENTY-ONE THOUSAND FIVE HUNDRED AND FIFTY-SEVEN (in words) square meters (in figures: 71,557 square meters), in which the area of the transferred land parcel is SEVENTY-ONE THOUSAND FIVE HUNDRED AND FIFTY-SEVEN (in words) square meters (in figures: 71,557 square meters).

The transferred land parcel under the Contract is located in East of Hongda Avenue, Guguzhai Town, Xinxiang County, Henan Province.

The horizontal boundary of transferred land parcel under the Contract should be              /                                                                                                                             ; the horizontal boundary of transferred land parcel should refer to Attachment 1.

The vertical boundary of transferred land parcel under the Contract should take             /                                                                                                        as upper boundary and         /                                                  as lower boundary, the elevation difference is           /                                    meters. The vertical boundary of transferred land parcel should refer to Attachment 2.

The space range of transferred land parcel should be the enclosed space range consisted of vertical planes and elevation planes between upper and lower boundaries formed by aforesaid boundary points.

Article 5 The purpose of the transferred land parcel under the Contract is industrial land with an area of 71,557 square meters.

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Article 6 The Transferor agrees to deliver the transferred land parcel to the Transferee before February 3, 2015, and the Transferor agrees that the land parcel should satisfy land conditions stipulated in Item (II) Article 6 during delivery of land.

(I) Flatness of the land should satisfy            /

                                                                                                                                                                                                                    ;

Surrounding infrastructures should satisfy           /

                                                                                                                                                                                                                    ;

(II) Current land conditions are “five connections” outside the land parcel, and “flat” inside the land parcel.

Article 7 The term of transfer of use right of the state-owned construction land under the Contract should be 50 years commencing from the date of land delivery agreed in Article 6 of the Contract; if a transfer procedure is required for transfer (leasing) of use right of the state-owned construction land, the term of transfer should be subject to the date signing the Contract.

Article 8 The transfer fee of use right of the state-owned construction land parcel under the Contract is NINE MILLION THREE HUNDRED AND THIRTY-EIGHT THOUSAND ONE HUNDRED AND EIGHTY-EIGHT YUAN FIFTY FEN (amount in words) (amount in figures: 9,338,188.50 yuan), the price per square meter is ONE HUNDRED AND THIRTY YUAN FIFTY FEN (amount in words) (amount in figures: 130.50 yuan).

Article 9 The down payment of the land parcel under the Contract is NINE MILLION THREE HUNDRED AND THIRTY-EIGHT THOUSAND ONE HUNDRED AND EIGHTY-NINE yuan (amount in words) (amount in figures: 9,338,189 yuan), and the down payment shall be used as land transfer fee.

Article 10 The Transferee agrees to pay the Transferor transfer fee for use right of the state-owned construction land as required by Item (I) Article 10:

(I) The transfer fee for use right of the state-owned construction land should be paid in full within 30 days after the execution of the Contract;

(II) The transfer fee for use right of the state-owned construction land should be paid in / installments according to time and amount listed below.

/

If the transfer fee for use right of the state-owned construction land is paid by installment, the Transferee agrees to pay the Transferor interest subject to interest rate released by People’s Bank of China on the date on which the first installment of land transfer fee has been paid when paying for the second and subsequent installments for transfer of use right of the state-owned construction land.

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Article 11 The Transferee should apply for registration of transfer of use right of the state-owned construction land with the Contract and related support materials such as payment voucher of transfer fee after the transfer fee of the land parcel is fully paid as required by the Contract.

Chapter III Development, Construction and Utilization of Land

Article 12 The Transferee agrees that the development strength of investment on the land parcel under the Contract should be carried out according to Item (I) Article 12:

(I) If the land parcel under the Contract is used for construction of industrial project, the Transferee agrees that the total investment on project fixed asset of the land parcel under the Contract shall not be lower than amount in words TWO HUNDRED AND TWENTY MILLION yuan (amount in figures: 220,000,000 yuan) which has been approved or registered and filed, and the investment strength shall not be lower than amount in words THREE THOUSAND SEVENTY FOUR YUAN FORTY SEVEN FEN (amount in figures: 3,074.47 yuan) per square meter. The total investment on project fixed asset of the land parcel under the Contract includes buildings, structures and corresponding support facilities, equipment investment and transfer fees, etc.

(II) If the land parcel under the Contract is used for construction of nonindustrial project, the Transferee promise that the total investment on development of the land parcel under the Contract shall be not lower than amount in words              /                                   Ten Thousand Yuan (amount in figures:              /                                   Ten Thousand Yuan).

Article 13 Buildings, structures and corresponding support facilities newly constructed by the Transferee on the land parcel under the Contract should comply with planning conditions of transferred land parcel determined by municipal (county) governmental planning management departments (see Attachment 3). Including:

Nature of main building:                           /                                       ;

Nature of ancillary building:                           /                                       ;

Total area of buildings:      85868.40                                                 square meters;

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Plot ratio of buildings: not greater than      /         , not lower than      1.20     ;

Height restriction of buildings:                                 /                                     ;

Density of buildings: not greater than      /         , not lower than     60%    ;

Greening rate: not greater than      20%         , not lower than      /          ;

Other requirements for land use:                                                /                                               .

Article 14 The Transferee agrees that the support facilities construction on land parcel under the Contract shall be carried out according to Item (I) Article 14:

(I) If the land parcel under the Contract is used for construction of industrial project, according to planning design conditions determined by planning department, the area of transferred land parcel under the Contract which is used for corporate internal administration and service facilities should be not greater than 5% of the total area of the transferred land parcel, which is not greater than 3,577.85 square meters, and the construction area should be not greater than      /      square meters. The Transferee agrees that unproductive facilities such as complete residential housing, expert’s building, hotel, guesthouse and training center will not be constructed on transferred land parcel.

(II) If the land parcel under the Contract is used for construction of residential project, according to planning design conditions determined by planning department, the total number of residential building on transferred land parcel under the Contract should not be lower than      /     , in which the number of apartment with a construction area under 90 square meters should be at least      /      and residential construction design should be subject to      /     . The total area of apartments with a construction area under 90 square meters constructed on the land parcel under the Contract should be at least      /       % of the total area of development and construction of the land parcel. As for affordable housing, low-rent housing and other security housings which are constructed as support facilities on the land parcel under the Contract, the Transferee agrees to perform according to      /      under this item after they are completely constructed:

1. Hand over to the government;

2. Be repurchased by the government;

3. Perform according to related governmental requirements for construction and sales management of affordable housing;

4.                         /                                  .

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Article 15 The Transferee agrees to simultaneously construct the following support engineering project on the land parcel under the Contract and hand over them to the government after their completion of construction without any charging:

    /

Article 16 The Transferee agrees to commence the construction of project on the land parcel under the Contract before February 3, 2016 and complete the construction before February 3, 2019.

If the Transferee fails to start the construction as scheduled, an application of delayed construction should be raised 30 days ahead of schedule. After the delayed construction has been approved by the Transferor, the completion date of project will be correspondingly delayed no more than one year.

Article 17 While the construction on the land parcel under the Contract has been carried out by the Transferee, interfaces of related water utilization, gas utilization, sewage and other facilities with main pipeline and transformer substation outside the land parcel as well as introduction of engineering should be conducted according to related requirements.

The Transferee agrees that various pipelines and piping laid by the government for requirements of public utilities may enter, pass and cross the land parcel; however, if it affects the use function of transferred land parcel, the government or the construction principal of public utilities should make reasonable compensation.

Article 18 The Transferee should not unilaterally change the land use purpose or plot ratio agreed in the Contract. During term of transfer, if the purpose of land use agreed in the Contract needs to be altered, both parties agree to perform according to Item (I) Article 18:

(I) The use right of construction land should be taken back by the Transferor with making compensation.

(II) Approval procedures of alteration of land purpose should be performed, and signing of an alteration agreement of or resigning of Grant Contract of Use Right of State-Owned Construction Land should be conducted according to laws. The Transferee shall carry out alteration registration of land after making payment for margin between the market price of use right of construction assessed when the alteration of new land purpose has been approved and the market price of use right of construction assessed under the original land purpose.

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Article 19 During the term of use, the government shall reserve the right of planning and adjustment on the land parcel under the Contract. If there is any alteration of original planning, the constructed building shall stay unchanged; however, during the term of use, rebuild, renew, reconstruction of buildings, structures and corresponding support facilities on the land parcel or renew of term of use after its expiration must be conducted according to planning which is effective at that time.

Article 20 Before the term of use agreed in the Contract expires, the use right of the state-owned construction land legally used by the Transferee shall not be taken back by the Transferor. Under special situations, if the use right of the state-owned construction land needs to be taken back ahead of schedule for the sake of social public, the Transferor shall report for approval according to legal procedures and make compensations for the land user according to value of above-the-ground buildings, structures and corresponding support facilities as well as the market price of use right of the state-owned construction land assessed for the remaining years and the direct losses ascertained after assessment.

Chapter IV Transfer, Leasing, Mortgage of Use Right of the State-Owned Construction Land

Article 21 The Transferee shall make full payment of transfer fees of use right of whole state-owned construction land as required by the Contract and has right to transfer, lease, mortgage whole or part of state-owned construction land under the Contract after receiving the use permit of the state-owned construction land. The first transfer should comply with requirements in Item (II) Article 21:

(I) Investment and development should be carried out as required by the Contract, and at least 25% of the total development and investment amount should be completed;

(II) Investment and development should be carried out as required by the Contract, and conditions for industrial land or other construction land has been formed.

Article 22 The transfer, leasing and mortgage contract of use right of the state-owned construction land should not violate requirements of national laws and regulations and agreements in the Contract.

Article 23 After whole or part of use right of the state-owned construction land has been transferred, rights and obligations specified in the Contract and land registration papers should be correspondingly transferred. The term of use of use right of the state-owned construction land should be the remaining years derived from the term of use agreed in the Contract minus years which has been used.

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After the whole or part of use right of the state-owned construction land has been leased, rights and obligations specified in the Contract and land registration papers should still be borne by the Transferee.

Article 24 If the use right of the state-owned construction land has been transferred or mortgaged, parties of transfer or mortgage should apply for land alteration registration at land and resources administration departments with holding the Contract and corresponding transfer, mortgage contract as well as use permit of state-owned land.

Chapter 5 Expiration of Term of Use

Article 25 If the land user needs to continue to use the land parcel under the Contract after the expiration of term of use agreed in the Contract, a renewal application should be submitted to the Transferor at least 1 year before the expiration, and the Transferor shall approve the application unless the land parcel under the Contract needs to be taken back for the sake of social public.

The expiration of use right of residential construction land should be automatically renewed.

If the Transferor agrees the renewal, the land user shall carry out such paid land use procedures as transfer, leasing according to laws, re-sign transfer, leasing or other paid use contracts related to the land, and pay land transfer fees, rent or other paid use fees related to the land.

Article 26 After the expiration of term of transfer of the land, if the renewal applied by the land user is not approved for the sake of social public, the land user should return use permit of the state-owned construction land and cancel the registration of use right of the land as required, and the use right of the shall be taken back by the Transferor without any payment. The Transferor and land user agree that buildings, structures and corresponding support facilities on the land parcel under the Contract shall be performed according to Item (1) Article 26:

(I) Buildings, structures and corresponding support facilities constructed on the land shall be taken back by the Transferor who shall make compensations for the land user according to residual value of buildings, structures and corresponding support facilities constructed on the land;

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(II) Buildings, structures and corresponding support facilities constructed on the land shall be taken back by the Transferor without any payment.

Article 27 After the expiration of term of transfer, if the land user does not apply for renewal, the land user should return use permit of the state-owned construction land and cancel the registration of use right of the state-owned construction land as required, and the use right of the land shall be taken back by the Transferor without any payment. Buildings, structures and corresponding support facilities of the land parcel under the Contract shall be taken back by the Transferor without any payment, and the land user shall ensure normal use functions of above-the-ground buildings, structures and corresponding support facilities without any man-made sabotage. If above-the-ground buildings, structures and corresponding support facilities fail to be normally used, the Transferor may require the land user to removal or dismantle above-the-ground buildings, structures and corresponding support facilities to flat ground.

Chapter VI Force Majeure

Article 28 If part or whole of the Contract fails to be performed due to force majeure of either party, the liabilities may be exempted but all necessary remedy measures should be taken if permitted to reduce losses caused by force majeure. Force majeure occurred during delayed performance period shall not be exempted from responsibilities.

Article 29 The party faced with force majeure shall inform the other party of the condition of force majeure through letter, telegram, fax or other written forms within 7 days and shall submit report and supporting documents explaining that part or whole of the contract fails to be performed or needs to be delayed in performance within 15 days after the occurrence of force majeure.

Chapter VII Violation Responsibilities

Article 30 The Transferee should pay transfer fees of use right of the state-owned construction land as scheduled by the Contract. If the Transferee fails to pay transfer fees of use right of the state-owned construction land as scheduled, a liquidated damages of 1 ‰ of fees of delayed payment should be paid to the Transferor per day since the delay of payment. If the term of delay exceeds 60 days and the Transferee still fails to pay transfer fees of use right of the state-owned construction land, the Transferor has right to terminate the Contract without return of down payment made by the Transferee, and the Transferor may claim compensation from the Transferee.

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Article 31 If the Transferee terminates investment and construction of the project due to its own reasons, a request for termination of performance of the Contract and return of the land should be raised by the Transferee. The Transferor shall carry out the following agreements after the approval of the people’s government who approves the original land transfer program, return all or part of transfer fees of use right of the state-owned construction land except for down payment agreed in the Contract (without any interest), and take back use right of the state-owned construction land; buildings, structures and corresponding support facilities constructed on the land parcel may not be made compensation for, and the Transferor may require the Transferee to remove the constructed buildings, structures and corresponding support facilities to recover the flat ground; but the Transferor should make compensation to the Transferee for continuing to use the constructed buildings, structures and corresponding support facilities:

(I) If the Transferee makes an application at least 60 days before the expiration of a full year counted from the date of commencement of construction agreed in the Contract, the Transferor shall return transfer fees of use right of the state-owned construction land to the Transferee except for down payment;

(II) If the Transferee makes an application at least 60 days before the expiration of two full years counted from the date of commencement of construction agreed in the Contract, the Transferor shall return the remaining paid transfer fees of use right of the state-owned construction land to the Transferee except for down payment agreed in the Contract and vacant land fees deducted according to related requirements.

Article 32 If the vacancy of the land is caused by the Transferee and the term of vacancy is more than 1 year and less than 2 years, the Transferee shall pay vacant land fees according to laws; if the land remains vacant for more than 2 years without commencement of construction, the Transferor has right to take back use right of the state-owned construction land without any payment.

Article 33 If the Transferee fails to commence the construction on the date agreed in the Contract or on the separately agreed date for delayed construction, a liquidated damages of 1 ‰ of the total transfer fees of use right of the state-owned construction land should be paid to the Transferor and the Transferor has right to require the Transferee to continue the performance of the Contract.

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If the Transferee fails to complete the construction on the date agreed in the Contract or on the separately agreed date for delayed construction, a liquidated damages of    1   ‰ of the total transfer fees of use right of the state-owned construction land should be paid to the Transferor.

Article 34 If the total investment on fixed assets, invest intensity and total investment in development fails to reach the standard agreed in the Contract, the Transferor may require the Transferee to pay a liquidated damages in the same proportion equal to the transfer fees of use right of the state-owned construction land according to the proportion of actual margin to indicators of agreed total investment and investment intensity, and may require the Transferee to continue the performance of the Contract.

Article 35 If any of indicators such as plot ratio or density of the land parcel under the Contract is lower than the minimum standard agreed in the Contract, the Transferor may require the Transferee to pay a liquidated damages in the same proportion equal to the transfer fees of use right of the state-owned construction land according to the proportion of actual margin to the minimum standard, and may require the Transferee to continue the performance of the Contract; if any of indicators such as plot ratio or density of the land parcel under the Contract is greater than the maximum standard agreed in the Contract, the Transferor may take back areas which is greater than the agreed maximum standard and may require the Transferee to pay a liquidated damages in the same proportion equal to the transfer fees of use right of the state-owned construction land according to the proportion of actual margin to the agreed standard.

Article 36 If any of indicators such as greening rate of industrial construction project, proportion of corporate internal administration and service facilities, and construction area of corporate internal administration and service facilities is greater than standards agreed in the Contract, the Transferee should pay a liquidated damages of    1   ‰ of the transfer fees of the land parcel to the Transferor and remove and dismantle corresponding greening and building constructions.

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Article 37 If the Transferee pay transfer fees of use right of the state-owned construction land as required by the Contract, the Transferor must deliver the transferred land as scheduled by the Contract. If there is any delay of occupation of the land parcel under the Contract due to delayed delivery of the transferred land by the Transferor, the Transferor shall pay the Transferee a liquidated damages of    1   ‰ of transferred fees of use right of the state-owned construction land which has been paid by the Transferee. The term of use of the land shall commence from the actual date of land delivery. If the Transferor fails to deliver the land within 60 days after the due date and still cannot deliver the land after request by the Transferee, the Transferee has right to terminate the Contract and require the Transferor to return two times of the down payment and return remaining fees paid for use right of the state-owned construction land, and the Transferee may claim for compensation against the Transferor.

Article 38 If the Transferor fails to deliver the land as scheduled or the land delivered cannot satisfy the land conditions agreed in the Contract or the land use conditions are altered by single party, the Transferee has right to require the Transferor to fulfill the obligations as required and claim for compensation against the Transferor for directed losses of the Transferee due to delayed performance. The term of land use shall commence from the date on which the land satisfies the agreed land conditions.

Chapter VIII Applicable Laws and Settlement of Dispute

Article 39 Laws of the People’s Republic of China is applicable to conclusion, effectiveness, interpretation, performance and settlement of disputes of the Contract.

Article 40 Any dispute due to performance of the Contract shall be settled through negotiations between both parties, if the negotiations fail to work, the dispute shall be settled according to Item (II) Article 40:

(I) Submit to                                            /                                             Arbitration Committee for arbitration;

(II) Initial legal proceedings to the people’s court according to laws.

Chapter IX Supplementary Articles

Article 41 The transfer program of the land parcel under the Contract has been approved by the people’s government of Xinxiang County, and the Contract shall be effective from the date of full execution.

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Article 42 Both parties under the Contract shall make sure names, contact addresses, telephone numbers, fax numbers, opening banks, agents and other contents in the Contract are real and effective, if there is any alteration of such information, the party shall inform the other party of such alteration in written form within 15 days since the date of alteration, otherwise, responsibilities of delayed inform caused therefrom shall be borne by the party of alteration of information.

Article 43 The Contract plus its attachments is 21 pages in total, and Chinese language shall be given priority for interpretation of the Contract.

Article 44 Items such as price, amount, and area shall be expressed both in words and in figures. If there is any inconformity between amount in words and amount in figures, the amount in words shall prevail.

Article 45 Matters not covered in the Contract shall be supplemented as attachments of the Contract after consensus made between both parties, which shall have the same legal effect as the Contract.

Article 46 The Contract is made in sextuplicate, the Transferor keeps FIVE copies and the Transferee keeps ONE copy. Six copies shall be equally and legally effective.

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Transferor (seal): Xinxiang County Land Resources Bureau	Transferor (seal): Eager Heavy Industry Ltd.

Legal representative (authorized representative)	Legal representative (authorized representative)

(signature): /s/ Faguang Lu	(signature): /s/ Jiuyi Wang

February 3, 2015

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